Media Contact:    Libby Hutchinson
                  1-800-228-9268
                  (206) 461-2484

Investor Contacts:JoAnn DeGrande
                  (206) 461-3186
                  Ruthanne King                                    Oct. 17, 2000
                  (206) 461-6421                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                 WASHINGTON MUTUAL ANNOUNCES STRONG THIRD-QUARTER EARNINGS;
                   BOARD OF DIRECTORS INCREASES CASH DIVIDEND

      SEATTLE  --  Washington   Mutual,   Inc.   (NYSE:   WM)  today   announced
third-quarter earnings of $452.5 million or 86 cents per diluted share, versus third-quarter 1999 earnings of $470.0 million or 83 cents per share. Earnings for the first nine months of 2000 were $1.40 billion or $2.60 per diluted share versus $1.37 billion or $2.37 per diluted share for the same period in 1999.
    Highlights of the recent quarter included:
o       a return on average common equity of 20.54 percent;
o exceptional total loan volume of $17.81 billion, which included, on a year-over-year-basis, a 12 percent increase in single-family residential (SFR) loan originations and a 59 percent increase in other originations;
o record depositor and other retail banking fee income of $256.4 million, up 29 percent, year over year;
o gains of $62.5 million, composed of a $55.5 million gain on the sale of current loan production and a $7.0 million gain on the sale of seasoned loans originated by the company and held in the form of securities;
o       an operating efficiency ratio of 49.06 percent; and
o       record net growth of more than 141,000 retail checking accounts.
     Based on the company's third-quarter performance, the board of directors declared a cash dividend on the common stock of 30 cents per share, an increase from the previous quarter's cash dividend of 29 cents per share. Dividends on the common stock are payable Nov. 15, 2000 to shareholders of record as of Oct. 31, 2000.
                                    - more -

WM - 2
      "Our  company   continues  to  successfully   execute  a  growth  strategy
predicated upon efficient household acquisition and continual cross-sale of products and services to our customers, significantly increasing the level of fee-based income and expansion of our loan origination capability," said Kerry Killinger, Washington Mutual's chairman, president and CEO. "During the third quarter, we achieved these key objectives while generating a return on common equity that exceeded our long-term goal of 20 percent. It was a very solid quarter."
      He continued, "Washington Mutual also took steps to strengthen its market position in several key businesses with the announced acquisition of Bank United, Texas' largest independent consumer bank. Bank United also has numerous commercial lending specialties, Killinger said, which will assist Washington Mutual in its effort to remix the balance sheet by increasing the percentage of higher-margin loans over time.
      Shortly following the end of the quarter, the company also announced the acquisition of the residential mortgage origination and servicing operations of PNC Financial Services Group in a move that Killinger said will solidify Washington Mutual's mortgage origination and loan servicing position nationally. "PNC is a terrific match for our company in a business that will require significant scale, breadth and flexibility to deliver shareholder value in the future."

THIRD-QUARTER  RESULTS

     Third-quarter 1999 results do not reflect the operations of Long Beach Mortgage, which was acquired in a purchase transaction on Oct. 1 of last year.

NET INTEREST AND NONINTEREST INCOME

     Primarily the result of rising interest rates and controlled growth of the balance sheet, net interest income was $1.03 billion for the third quarter versus $1.12 billion a year earlier. The spread during the quarter was 2.19 percent, compared with 2.50 percent for the same period last year. The margin was 2.31 percent in the most recent quarter versus 2.64 percent for third quarter 1999.
     Depositor and other retail banking fees were a record $256.4 million, up 29 percent from $198.4 million a year earlier. Helping drive this increase in fee income was the addition of 492,393 net new retail checking accounts over the twelve-month period ending Sept. 30, 2000. In the third quarter alone, the company added a record 141,699 net new retail checking accounts.
     The strong growth in noninterest income was also fueled by an increase in securities fees and commissions, which were $78.4 million for the third quarter of 2000, up nearly 11 percent from $70.8 million for the same period one year ago.

                                    - more -
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WM - 3

      Consistent with its ongoing strategy, Washington Mutual continues to sell the vast majority of its fixed-rate loan production as well as loans originated by its specialty mortgage unit, Long Beach Mortgage. In addition, the company has successfully developed a secondary market for some of its adjustable rate mortgage (ARM) production. Current ARM production that is not retained in the loan portfolio is sold to investors shortly following origination or securitized and seasoned for a period of time before being sold at a later date. Washington Mutual retains the servicing rights on the residential mortgages that are sold.
      "Our unique strategy combines the strengths of a traditional mortgage banker with those of a portfolio lender," Killinger said. "Throughout all points of the interest rate cycle, this strategy should produce a more consistent revenue stream than a mono-line mortgage banking or portfolio-lending-only strategy."
      During the third quarter, the sale of current loan production resulted in gains of $55.5 million. Additionally, the sale of securitized seasoned loans previously originated by Washington Mutual generated gains of $7.0 million. Collectively these gains totaled $62.5 million. The company realized additional net gains of $2.3 million on the sale of investment securities.

LENDING

      Defying the industry-wide decline in lending, total loan volume (including loans originated by the company, purchased loans and loans originated by correspondents) increased to $17.81 billion for the quarter, up 10 percent from $16.19 billion one year ago.
      Single-family residential (SFR) loan originations (excluding residential construction) were $11.18 billion, up 12 percent from $9.99 billion one year ago. Of the third-quarter SFR originations, 85 percent were adjustable-rate mortgages, consistent with last year's 86 percent.
      Originations of loans other than SFR totaled $4.39 billion for the most recent quarter, up 59 percent over $2.76 billion in the third quarter of 1999.

EFFICIENCY RATIO

      The efficiency ratio (defined as noninterest expense, excluding amortization of intangible assets, as a percentage of net interest income and noninterest income) was 49.06 percent for the most recent quarter compared with
45.39 percent in last year's third quarter, which did not include Long Beach Mortgage.

                                    - more -

     Noninterest expense, including $26.2 million in expenses associated with Long Beach Mortgage, totaled $784.8 million in the third quarter of 2000, compared with third-quarter 1999's figure of $699.5 million. Last year's noninterest expense figure included $12.7 million of transaction-related expense but did not include Long Beach expenses.

CREDIT  QUALITY

     Killinger said that credit quality, a key focus for the company, continues to be closely monitored. Total nonperforming assets were $993.3 million at Sept. 30, 2000 versus $973.6 million at June 30, 2000 and represented just 0.52 percent of total assets at the end of the third quarter of 2000, unchanged from June 30, 2000.
     Reflecting the company's progress in diversifying its balance sheet, the provision for loan losses was $47.6 million, versus $40.8 million for the same period in the previous year. Net loan charge-offs for the third quarter were $42.9 million, comparable with $43.0 million a year earlier. At Sept. 30, 2000, loan loss reserves totaled $1.01 billion, and represented 121 percent of nonaccrual loans.

BALANCE SHEET AND CAPITAL  MANAGEMENT

     Reflecting the recent appreciation of its common stock, the company did not repurchase any of its outstanding shares during the third quarter. Instead, Washington Mutual deployed capital to facilitate balance sheet growth and retained additional capital in anticipation of completing the announced acquisitions of Bank United and PNC's mortgage business.
     Consolidated assets at Sept. 30, 2000, were $190.78 billion, compared with $185.69 billion at June 30, 2000 and $186.51 billion at Dec. 31, 1999.
     Stockholders' equity at Sept. 30, 2000 was $9.33 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.
     At Sept. 30, 2000, transaction account balances, including checking, savings and money market deposits, represented 55 percent of total deposits, unchanged from the end of the third quarter of 1999. The average deposit balance during the third quarter was $79.95 billion, versus $82.51 billion during the third quarter of 1999.



                                   - more -

COMPANY  UPDATES

     o As previously mentioned, on August 21 the company announced the signing of a definitive agreement to acquire Bank United Corp. (Nasdaq: BNKU) for approximately $1.5 billion. The transaction will create a $10.7 billion deposit banking operation in Texas and gives Washington Mutual top-tier market share in three of the four largest metropolitan markets in the state. The transaction is expected to be completed in the first quarter of 2001, pending approval by Bank
United  shareholders  and  regulatory   authorities.
     With nearly 20 million consumers, the Texas economy is the third largest in the U.S. and its deposit market is the country's fourth largest. The Texas economy is growing at a rate of 4.6 percent, outpacing the economic growth of the U.S. as a whole.
     At the time of the announcement, Killinger noted that Bank United has demonstrated that it can generate strong loan growth, as well as significantly increase fee income and checking accounts. Bank United's success in diversifying its business over the past few years is highly complementary to Washington Mutual's own strategy to remix the balance sheet with higher-yielding consumer, commercial and mortgage banking assets.
     o The acquisition of PNC's mortgage operations, announced on Oct. 2, will further diversify Washington Mutual's mortgage operation geographically and enhances the company's already strong position in the home loan business, making it the country's third-largest mortgage originator and fourth-largest servicer of residential mortgages, on a pro forma basis.
     At the time of the announcement the transaction was valued at approximately $605 million in cash, subject to closing adjustments. It is expected to close in the first quarter of 2001.
     o The company re-launched its enhanced mortgage lending site, wamumortgage.com, further expanding its presence on the Internet. The new site possesses a more robust recommendation engine, numerous calculators, interactive customer service and a feature known as "My Notebook & Loan Status" which provides customers with 24-hour access to the status of their loan application.



                                    - more -

OUTLOOK

      "By any measure, Washington Mutual's operating fundamentals are strong, credit quality remains good and our employees continue to produce excellent results," Killinger said. "We continue to invest in new and innovative ways of serving an ever-growing customer base; and our ability to generate significant capital through ongoing operations places Washington Mutual in an excellent position to continue to create shareholder value."
      With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Sept. 30, 2000, Washington Mutual and its subsidiaries had consolidated assets of $190.78 billion. Washington Mutual currently operates more than 2,000 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.
      To view a downloadable version of the third quarter earnings financial supplement, click here.
      A live webcast of the company's quarterly earnings conference call will be held on Wednesday, October 18 at 10:30 a.m. Eastern Time at www.wamu.com.



                                           # # #

WM - 7





                             WASHINGTON MUTUAL, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                   Quarter Ended                 Nine Months Ended
----------------------------------------------------------------------------------------------------------------------
                                                           Sept. 30,    June 30,    Sept. 30,    Sept. 30,    Sept. 30,
                                                               2000        2000         1999         2000         1999
----------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans                                                  $2,396,449  $2,237,514   $2,126,725    $6,855,154  $6,168,599
  Available-for-sale ("AFS") securities                     703,405     702,647      644,262     2,098,296   1,829,596
  Held-to-maturity ("HTM") securities                       325,782     333,187      239,199       998,065     744,992
  Other interest and dividend income                         59,305      88,655       49,330       199,075     130,069
----------------------------------------------------------------------------------------------------------------------
    Total interest income                                 3,484,941   3,362,003    3,059,516    10,150,590   8,873,256
INTEREST EXPENSE
  Deposits                                                  844,318     803,068      775,800     2,435,241   2,382,121
  Borrowings                                              1,606,640   1,467,044    1,164,050     4,504,765   3,095,566
----------------------------------------------------------------------------------------------------------------------
    Total interest expense                                2,450,958   2,270,112    1,939,850     6,940,006   5,477,687
----------------------------------------------------------------------------------------------------------------------
      Net interest income                                 1,033,983   1,091,891    1,119,666     3,210,584   3,395,569
Provision for loan losses                                    47,565      44,076       40,799       132,803     125,356
----------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan losses   986,418   1,047,815    1,078,867     3,077,781   3,270,213
NONINTEREST INCOME
  Depositor and other retail banking fees                   256,435     239,773      198,360       707,241     543,891
  Securities fees and commissions                            78,369      83,516       70,781       244,458     199,667
  Insurance fees and commissions                             10,671      10,836       10,571        32,986      31,510
  Loan servicing income                                      37,709      39,134       23,871       110,112      73,783
  Loan related income                                        30,086      29,044       24,586        83,151      77,992
  Gain on sale of loans                                      55,523      80,671       14,642       197,422      81,025
  Gain (loss) from securities                                 9,318      (1,758)      (9,549)      (14,006)    (11,900)
  Other income                                               32,813      19,027       36,257        72,867      89,813
----------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                510,924     500,243      369,519     1,434,231   1,085,781
NONINTEREST EXPENSE
  Compensation and benefits                                 339,061     335,480      294,323     1,004,947     898,052
  Occupancy and equipment                                   145,518     148,080      139,237       446,099     411,301
  Telecommunications and outsourced information services     81,982      77,359       70,862       236,268     208,106
  Depositor and other retail banking losses                  27,638      23,169       29,594        76,329      77,483
  Transaction-related expense                                     -           -       12,673             -      73,044
  Amortization of goodwill and other intangible assets       26,866      27,137       23,447        80,749      72,082
  Foreclosed asset income                                      (635)     (3,777)      (7,043)       (5,807)     (6,314)
  Other expense                                             164,325     167,755      136,363       465,951     444,193
----------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                               784,755     775,203      699,456     2,304,536   2,177,947
----------------------------------------------------------------------------------------------------------------------
      Income before income taxes                            712,587     772,855      748,930     2,207,476   2,178,047
Income taxes                                                260,094     282,093      278,950       805,729     811,275
----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                 $452,493    $490,762     $469,980    $1,401,747  $1,366,772
======================================================================================================================
NET INCOME ATTRIBUTABLE TO COMMON STOCK                    $452,493    $490,762     $469,980    $1,401,747  $1,366,772
======================================================================================================================

Net income per common share:
   Basic                                                      $0.86       $0.92        $0.83         $2.61       $2.37
   Diluted                                                     0.86        0.92         0.83          2.60        2.37


WM - 8


                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                             (dollars in thousands)
                                   (unaudited)



                                                                                    Quarter Ended                 Nine Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Sept. 30,     June 30,    Sept. 30,    Sept. 30,    Sept. 30,
                                                                           2000         2000         1999         2000         1999
-----------------------------------------------------------------------------------------------------------------------------------

DATA USED TO COMPUTE PER SHARE AMOUNTS
  Net income attributable to basic and diluted common stock            $452,493     $490,762     $469,980   $1,401,747   $1,366,772

  Average common shares used to calculate earnings per share:
    Basic                                                           526,896,474  532,327,052  565,360,141  536,966,663  575,777,473
    Common stock equivalents                                          1,991,650    1,172,475    1,333,556    1,345,219    1,997,716
-----------------------------------------------------------------------------------------------------------------------------------
    Diluted                                                         528,888,124  533,499,527  566,693,697  538,311,882  577,775,189

FINANCIAL RATIOS
    Return on average assets                                               0.96%        1.07%        1.06%        1.00%        1.06%
    Return on average common equity                                       20.54        22.97        21.03        21.37        19.58
    Efficiency ratio:
       Including amortization of intangible assets                        50.80        48.69        46.97        49.62        48.60
       Excluding amortization of intangible assets                        49.06        46.99        45.39        47.88        46.99

WEIGHTED AVERAGE INTEREST RATES
  Yield on loans                                                           8.09%        7.88%        7.35%        7.87%        7.38%
  Yield on mortgage-backed securities ("MBS")                              7.00         6.90         6.70         6.90         6.69
  Yield on investment securities                                           6.46         8.43         5.62         6.98         5.58
-----------------------------------------------------------------------------------------------------------------------------------
    Yield on interest-earning assets                                       7.70         7.57         7.11         7.53         7.13

  Cost of deposits                                                         4.20         4.02         3.73         4.05         3.81
  Cost of borrowings                                                       6.60         6.35         5.47         6.34         5.39
-----------------------------------------------------------------------------------------------------------------------------------
    Cost of interest-bearing liabilities                                   5.51         5.27         4.61         5.29         4.57

    Net interest spread                                                    2.19         2.30         2.50         2.24         2.56
    Net interest margin                                                    2.31         2.43         2.64         2.37         2.72

AVERAGE BALANCES
  Loans                                                            $118,399,234 $113,597,564 $115,584,502 $116,103,819 $111,504,519
  MBS                                                                58,102,264   59,525,121   52,239,151   59,220,582   50,767,461
  Investment securities                                               4,398,396    4,674,386    4,101,172    4,397,772    3,799,978
-----------------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                                   180,899,894  177,797,071  171,924,825  179,722,173  166,071,958

  Deposits:
     Checking accounts                                               14,285,677   14,375,905   13,638,697   14,059,743   13,690,500
     Savings accounts and money market deposit accounts("MMDAs")     29,698,608   29,264,717   31,539,951   29,672,428   30,155,393
     Time deposit accounts                                           35,965,225   36,697,784   37,332,695   36,684,629   39,720,784
-----------------------------------------------------------------------------------------------------------------------------------
  Total deposits                                                     79,949,510   80,338,406   82,511,343   80,416,800   83,566,677
  Borrowings                                                         96,904,261   92,903,373   84,500,292   94,852,461   76,795,776
-----------------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                              176,853,771  173,241,779  167,011,635  175,269,261  160,362,453

  Total assets                                                      188,014,534  183,712,586  177,663,218  186,041,782  171,129,534
  Stockholders' equity                                                8,811,941    8,544,297    8,938,658    8,747,473    9,307,584


WM - 9



                             WASHINGTON MUTUAL, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (dollars in thousands, except per share amounts)
                                   (unaudited)



                                                                  Sept. 30, 2000      Dec. 31, 1999      Sept. 30, 1999
-----------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash  equivalents                                          $2,218,333         $3,040,167          $2,467,109
  Trading securities                                                      46,609             34,660              30,740
  AFS  securities:
      MBS                                                             39,754,149         40,972,653          37,483,437
      Investment securities                                              468,939            411,665             455,474
  HTM  securities:
      MBS                                                             17,138,429         19,263,413          12,967,231
      Investment securities                                              136,727            138,052             138,043
  Loans:
      Loans held in portfolio                                        115,054,356        113,745,650         119,541,616
      Loans held for sale                                              6,185,789            793,504             304,418
      Reserve for loan losses                                         (1,011,817)        (1,041,929)         (1,051,369)
-----------------------------------------------------------------------------------------------------------------------
        Total loans, net of reserve for loan losses                  120,228,328        113,497,225         118,794,665
  Mortgage servicing rights                                              899,240            643,185             489,037
  Foreclosed assets                                                      156,628            198,961             222,689
  Premises and equipment                                               1,544,250          1,558,649           1,544,342
  Investment in Federal Home Loan Banks ("FHLBs")                      3,195,901          2,916,749           2,669,898
  Goodwill and other intangible assets                                 1,108,616          1,199,854             936,433
  Other assets                                                         3,884,001          2,638,397           2,600,806
-----------------------------------------------------------------------------------------------------------------------
       Total assets                                                 $190,780,150       $186,513,630        $180,799,904
=======================================================================================================================

LIABILITIES
  Deposits:
     Checking accounts                                              $ 14,656,567       $ 13,489,471        $ 13,542,197
     Savings accounts and MMDAs                                       29,843,865         30,048,378          31,127,144
     Time deposit accounts                                            35,952,913         37,591,919          36,955,147
-----------------------------------------------------------------------------------------------------------------------
       Total deposits                                                 80,453,345         81,129,768          81,624,488
  Federal funds purchased and commercial paper                         3,913,673            866,543           1,574,706
  Securities sold under agreements to repurchase
     ("reverse repurchase agreements")                                30,588,865         30,162,823          28,649,976
  Advances from FHLBs                                                 56,938,413         57,094,053          52,531,731
  Other borrowings                                                     6,907,166          6,203,197           5,850,417
  Other liabilities                                                    2,649,450          2,004,567           1,662,606
-----------------------------------------------------------------------------------------------------------------------
       Total liabilities                                             181,450,912        177,460,951         171,893,924
STOCKHOLDERS' EQUITY                                                   9,329,238          9,052,679           8,905,980
-----------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                   $190,780,150       $186,513,630        $180,799,904
=======================================================================================================================

Common shares outstanding at end of period (1)                       539,082,138        571,589,272         574,428,172
Book value per common share                                               $17.70             $16.18              $15.83
Tangible book value per common share                                       15.89              14.32               14.50

Full-time equivalent employees at end of period                           28,428             28,509              26,967

(1) Includes 12 million shares held in escrow that were not included in the book value per share calculations.


WM - 10

                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                (dollars in thousands, except per share amounts)
                                   (unaudited)


NOTE: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.



                                                                           Quarter Ended                Nine Months Ended
---------------------------------------------------------------------------------------------------------------------------
                                                                   Sept. 30,   June 30,  Sept. 30,     Sept. 30,   Sept. 30,
                                                                       2000       2000       1999          2000        1999
---------------------------------------------------------------------------------------------------------------------------
REPORTED FINANCIAL RESULTS
  Net income                                                       $452,493   $490,762   $469,980    $1,401,747  $1,366,772
  Net income per diluted common share                                 $0.86      $0.92      $0.83         $2.60       $2.37

  Financial ratios on reported financial results:
    Return on average assets                                           0.96%      1.07%      1.06%         1.00%       1.06%
    Return on average common equity                                   20.54      22.97      21.03         21.37       19.58
    Efficiency ratio, excluding amortization of intangible assets     49.06      46.99      45.39         47.88       46.99

OPERATING FINANCIAL RESULTS, EXCLUDING TRANSACTION-RELATED EXPENSE
  Reported pretax income                                           $712,587   $772,855   $748,930    $2,207,476  $2,178,047
  Transaction-related expense                                             -          -     12,673             -      73,044
---------------------------------------------------------------------------------------------------------------------------
     Adjusted pretax income                                         712,587    772,855    761,603     2,207,476   2,251,091
  Provision for income taxes                                        260,094    282,093    283,671       805,729     838,483
---------------------------------------------------------------------------------------------------------------------------
   Earnings from operations, excluding transaction-related expense $452,493   $490,762   $477,932    $1,401,747  $1,412,608
===========================================================================================================================

     Earnings per diluted common share                                $0.86      $0.92      $0.84         $2.60       $2.44

  Financial ratios on operating financial results:
    Return on average assets                                           0.96%      1.07%      1.08%         1.00%       1.10%
    Return on average common equity                                   20.54      22.97      21.39         21.37       20.24
    Efficiency ratio, excluding amortization of intangible assets     49.06      46.99      44.54         47.88       45.36


EARNINGS FROM OPERATIONS, EXCLUDING TRANSACTION-RELATED EXPENSE AND AMORTIZATION OF INTANGIBLE ASSETS
  Earnings from operations, excluding transaction-related expense  $452,493  $490,762    $477,932    $1,401,747  $1,412,608
  Total amortization of intangible assets during the period          26,866    27,137      23,447        80,749      72,082
  Tax benefit                                                         6,213     6,275       4,655        18,546      14,367
---------------------------------------------------------------------------------------------------------------------------
   Amortization of intangible assets, net of tax                     20,653    20,862      18,792        62,203      57,715
---------------------------------------------------------------------------------------------------------------------------
  Earnings from operations, excluding transaction-related
     expense and amortization of intangibl assets                  $473,146  $511,624    $496,724    $1,463,950  $1,470,323
===========================================================================================================================

     Earnings per diluted common share                                $0.89     $0.96       $0.88         $2.72       $2.54

  Financial ratios on earnings from operations:
    Return on average assets                                           1.01%     1.11%       1.12%         1.05%       1.15%
    Return on average common equity                                   21.48     23.95       22.23         22.31       21.06


WM - 11




                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                                   (unaudited)



                                                            Sept. 30,      June 30,
                                                                 2000          2000
------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Stockholders' equity/total assets                             4.89%         4.61%
  Stockholders' equity (1)/total assets (1)                     5.14          5.09
  Estimated total risk-based capital (2)                       11.15         11.29


(1)  Excludes unrealized net loss on available-for-sale securities.
(2) Estimate of what WMI's total risk-based capital ratio would be if it were a bank holding company that complies with Federal Reserve Board capital requirements.



                                               Sept. 30,      June 30,     Sept. 30,
                                                   2000          2000          1999
------------------------------------------------------------------------------------
RETAIL CHECKING ACCOUNTS (3)
    WMB and WMBfsb                             1,057,124    1,040,850       995,725
    WMB, FA                                    3,645,811    3,520,385     3,214,817
------------------------------------------------------------------------------------
      Total retail checking accounts           4,702,935    4,561,235     4,210,542
====================================================================================

RETAIL CHECKING ACCOUNT ACTIVITY (3)
  Net accounts opened during the quarter:
    WMB and WMBfsb                                16,274       14,400        29,590
    WMB, FA                                      125,426      118,610       101,781
------------------------------------------------------------------------------------
  Net new retail checking accounts               141,700      133,010       131,371
====================================================================================


(3)  Retail  checking  accounts  exclude  commercial   business  accounts.   The
     information provided refers to the number of accounts, not dollar volume.

WM - 12


                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                           Quarter Ended                   Nine Months Ended
--------------------------------------------------------------------------------------------------------------
                                              Sept. 30,       June 30,    Sept. 30,     Sept. 30,     Sept. 30,
                                                  2000           2000         1999          2000          1999
--------------------------------------------------------------------------------------------------------------
LOAN VOLUME
  Single-family residential ("SFR"):
      Adjustable rate ("ARMs")               $10,329.8      $10,220.1    $ 9,866.0     $28,519.4     $23,950.6
      Fixed rate                               1,638.9        1,392.6      1,413.5       3,770.4       9,904.4
  SFR - construction                             466.8          540.6        581.9       1,435.3       1,533.2
  Second mortgage and other consumer:
      Banking subsidiaries                     1,381.5        1,299.9        770.8       3,577.6       2,106.9
      Washington Mutual Finance                  499.6          527.1        488.4       1,478.7       1,351.2
  Specialty mortgage finance                   2,351.3        2,800.5      2,302.8       6,462.2       3,550.9
  Commercial business                            738.7          704.5        219.0       1,888.9         821.1
  Commercial real estate:
     Apartment buildings                         305.7          412.1        473.5       1,189.7       1,225.1
     Other commercial real estate                 99.9           50.5         78.2         233.8         200.2
--------------------------------------------------------------------------------------------------------------
     Total loan volume                       $17,812.2      $17,947.9    $16,194.1     $48,556.0     $44,643.6
==============================================================================================================

  As a percentage of total loan volume:
    SFR, excluding SFR construction                 67%            65%          70%           67%           76%
    All other                                       33             35           30            33            24


LOAN VOLUME BY CHANNEL
   Originated                                $15,576.1      $15,855.9    $12,760.3     $43,596.8     $38,303.9
   Purchased                                   2,236.1        2,092.0      3,433.8       4,959.2       6,339.7
--------------------------------------------------------------------------------------------------------------
      Total loan volume by channel           $17,812.2      $17,947.9    $16,194.1     $48,556.0     $44,643.6
==============================================================================================================


SFR LOAN ORIGINATIONS (1)
Short-term ARMs:
     Treasury indices                        $ 6,604.0      $ 7,214.6     $4,149.0     $19,145.0     $ 8,886.5
     COFI                                      2,624.2        1,598.6        212.7       4,601.4         488.9
     Other                                        12.3            1.3          1.6          16.0           8.5
--------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                   9,240.5        8,814.5      4,363.3      23,762.4       9,383.9
  Medium-term ARMs                               310.9        1,126.8      4,222.3       3,497.6      11,601.0
  Fixed-rate mortgages                         1,631.6        1,386.5      1,413.5       3,750.4       9,683.5
--------------------------------------------------------------------------------------------------------------
       Total SFR loan originations           $11,183.0      $11,327.8     $9,999.1     $31,010.4     $30,668.4
==============================================================================================================

(1)  Does not include purchased SFR loans.


WM - 13




                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                         Change from
                                                       June 30, 2000    Sept. 30,     June 30,   Sept. 30,
                                                   to Sept. 30, 2000        2000         2000        1999
----------------------------------------------------------------------------------------------------------
LOANS AND MBS BY PROPERTY TYPE
  Loans held in portfolio:
     SFR                                                      $297.5   $77,006.6    $76,709.1   $87,489.1
     SFR - construction                                         53.7     1,413.8      1,360.1     1,172.5
     Second mortgage and other consumer:
         Banking subsidiaries                                  494.9     7,496.5      7,001.6     6,146.7
         Washington Mutual Finance                              98.7     2,413.9      2,315.2     1,953.3
     Specialty mortgage finance                                954.3     6,187.0      5,232.7     3,734.4
     Commercial business                                       238.9     2,075.9      1,837.0     1,312.9
     Commercial real estate:
        Apartment buildings                                     18.5    15,588.4     15,569.9    14,623.3
        Other commercial real estate                           (20.6)    2,872.2      2,892.8     3,109.4
---------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                              2,135.9   115,054.3    112,918.4   119,541.6
  Loans securitized and retained as MBS                       (481.4)   33,416.1     33,897.5    22,652.0
---------------------------------------------------------------------------------------------------------
     Total loans held in portfolio and loans
        securitized and retained as MBS                      1,654.5   148,470.4    146,815.9   142,193.6
  Loans held for sale                                        4,439.3     6,185.8      1,746.5       304.4
  Less: reserve for loan losses                                 (2.1)   (1,011.8)    (1,009.7)   (1,051.4)
---------------------------------------------------------------------------------------------------------
     Total loans and loans securitized and retained as MBS   6,091.7   153,644.4    147,552.7   141,446.6
  Purchased MBS                                               (708.5)   23,476.5     24,185.0    27,798.7
---------------------------------------------------------------------------------------------------------
     Total loans and MBS                                    $5,383.2  $177,120.9   $171,737.7  $169,245.3
=========================================================================================================












                                                      Sept. 30, 2000    Dec. 31, 1999   Sept. 30, 1999
------------------------------------------------------------------------------------------------------
MBS BALANCES BY ORIGINATED AND PURCHASED:
   AFS MBS:
      Originated                                           $16,391.0        $14,381.5        $ 9,838.7
      Purchased                                             23,363.2         26,591.2         27,644.8
------------------------------------------------------------------------------------------------------
                                                           $39,754.2        $40,972.7        $37,483.5
======================================================================================================
   HTM MBS:
      Originated                                           $17,025.1        $19,123.9        $12,813.3
      Purchased                                                113.3            139.5            153.9
------------------------------------------------------------------------------------------------------
                                                           $17,138.4        $19,263.4        $12,967.2
======================================================================================================

WM - 14


                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)


                                                                   June 30, 2000       Dec. 31, 1999
                                                               to Sept. 30, 2000   to Sept. 30, 2000
----------------------------------------------------------------------------------------------------
ROLLFORWARD OF LOANS (HELD FOR SALE AND HELD IN PORTFOLIO)
  Balance, beginning of period                                        $114,664.9          $114,539.2
     Loans originated and purchased                                     17,812.2            48,556.0
     Loans sold or securitized                                          (4,674.2)          (23,665.4)
     Loan payments and other                                            (6,562.8)          (18,189.7)
----------------------------------------------------------------------------------------------------
  Change in loans                                                        6,575.2             6,700.9
----------------------------------------------------------------------------------------------------
  Balance, end of period                                              $121,240.1          $121,240.1
====================================================================================================


ROLLFORWARD OF MORTGAGE SERVICING RIGHTS ("MSR")
  Balance, beginning of period                                            $841.0              $643.2
     Additions                                                              94.2               347.0
     Amortization                                                          (36.0)              (91.0)
     Impairment adjustment                                                     -                   -
----------------------------------------------------------------------------------------------------
  Balance, end of period                                                  $899.2              $899.2
====================================================================================================


ROLLFORWARD OF LOAN SERVICING PORTFOLIO WITH MSR (1)
  Balance, beginning of period                                         $70,500.2           $55,268.2
     Additions                                                           4,721.5            23,790.3
     Loan payments and other                                            (2,433.6)           (6,270.4)
----------------------------------------------------------------------------------------------------
  Balance, end of period                                               $72,788.1           $72,788.1
====================================================================================================


(1) Rollforward does not include approximately $7.95 billion of loans sold or securitized without capitalized MSR.


WM - 15




                            WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                                   (unaudited)


                                   Change from
                                 June 30, 2000     Sept. 30,               June 30,              Sept. 30,
                             to Sept. 30, 2000         2000   % of total      2000   % of total      1999  % of total
---------------------------------------------------------------------------------------------------------------------
REAL ESTATE LOANS AND MBS                                      (dollars in millions)
  Short-term ARMs:
     COFI                            $1,038.1    $43,085.9         27%   $42,047.8         27%  $61,934.2       39%
     Treasury indices                 4,092.6     43,025.9         27     38,933.3         25    18,297.5       12
     Other                              (37.6)     8,733.8 (1)      5      8,771.4 (1)      5     5,929.6        4
---------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs          5,093.1     94,845.6         59     89,752.5         57    86,161.3       55
  Medium-term ARMs                     (799.0)    29,753.5         19     30,552.5         20    30,929.2       20
  Fixed-rate loans                      (84.8)    12,308.7          8     12,393.5          8    17,477.8       11
  Fixed-rate MBS                       (610.8)    23,051.6         14     23,662.4         15    22,581.1       14
---------------------------------------------------------------------------------------------------------------------
    Total real estate loans and MBS  $3,598.5   $159,959.4        100%  $156,360.9        100% $157,149.4      100%
=====================================================================================================================

(1) At June 30, 2000 the balance includes $2.67 billion of securities retained which bear COFI to LIBOR basis risk.
       At September 30, 2000 the balance includes $2.68 billion of securities retained which bear COFI to LIBOR basis risk.





                                                         Quarter Ended            Nine Months Ended
-----------------------------------------------------------------------------------------------------
                                             Sept. 30,   June 30,   Sept. 30,    Sept. 30,   Sept. 30,
                                                 2000       2000        1999         2000        1999
-----------------------------------------------------------------------------------------------------
INCOME RELATED TO MORTGAGE LOANS                            (dollars in thousands)

  Loan related income                        $ 30,086   $ 29,044     $24,586     $ 83,151    $ 77,992
  Loan servicing income                        37,709     39,134      23,871      110,112      73,783
  Gain on sale of loans                        55,523     80,671      14,642      197,422      81,025
-----------------------------------------------------------------------------------------------------

   Total income related to mortgage loans    $123,318   $148,849     $63,099     $390,685    $232,800
=====================================================================================================


WM - 16




                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)



                                                                        Sept. 30, 2000          June 30, 2000
---------------------------------------------------------------------------------------------------------------
                                                                      Balance   Term (1)     Balance   Term (1)
---------------------------------------------------------------------------------------------------------------
DEPOSITS, BORROWINGS AND DERIVATIVES OUTSTANDING                               (in months)           (in months)
Deposits:
  Noninterest-bearing checking accounts                              $ 8,844.2     NA       $ 8,952.7     NA
  Interest-bearing checking accounts, savings accounts and MMDAs      35,656.2     NA        35,427.0     NA
  Time deposit accounts                                               35,952.9      7        36,216.6      8
---------------------------------------------------------------------------------------------------------------
     Total deposits                                                   80,453.3               80,596.3
Borrowings:
  Adjustable                                                          57,284.4      1        53,247.5      1
  Short-term fixed                                                    28,930.0      2        26,221.7      2
  Long-term fixed                                                     12,133.7     52        14,873.5     47
---------------------------------------------------------------------------------------------------------------
     Total borrowings                                                 98,348.1               94,342.7
---------------------------------------------------------------------------------------------------------------
Total deposits and borrowings                                       $178,801.4             $174,939.0
===============================================================================================================

Notional amount of derivatives:
  WM pay rate swaps:
       Fixed rate                                                    $12,658.0     11       $12,967.0     14
       Variable rate                                                   2,090.0      1         2,140.0      2
---------------------------------------------------------------------------------------------------------------
  Total swaps                                                         14,748.0               15,107.0
  Caps\Collars\Corridors                                               8,984.3      1         9,333.8      1
---------------------------------------------------------------------------------------------------------------
     Total derivatives                                               $23,732.3              $24,440.8
===============================================================================================================

(1) Terms used are remaining term for deposits and term to reprice for borrowings and notional amount of derivatives.


WM - 17




                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)




                                                                                   Quarter Ended
---------------------------------------------------------------------------------------------------------------------
                                                                Sept. 30,   June 30,   Mar. 31,   Dec. 31,  Sept. 30,
                                                                    2000       2000       2000       1999       1999
---------------------------------------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES
  Balance, beginning of quarter                                 $1,009.7   $1,025.2   $1,041.9   $1,051.4   $1,053.6
  Provision for loan losses                                         47.6       44.1       41.2       41.7       40.8
  Identified allowance for loans sold or securitized(1)             (2.6)     (17.1)     (16.9)      (6.4)         -
  Loans charged off:
    SFR and SFR construction                                        (3.1)      (5.6)      (6.8)      (8.3)      (9.9)
    Second mortgage and other consumer:
        Banking subsidiaries                                       (11.6)      (9.9)     (10.6)      (9.9)     (12.2)
        Washington Mutual Finance                                  (30.2)     (28.2)     (27.1)     (26.5)     (23.5)
    Specialty mortgage finance                                      (0.8)      (0.8)      (0.6)      (0.3)      (0.1)
    Commercial business                                             (3.4)      (3.7)      (0.8)      (1.1)      (0.7)
    Commercial real estate:
        Apartment buildings                                         (0.3)      (0.5)      (1.2)      (2.2)      (1.2)
        Other commercial real estate                                (0.4)      (0.6)      (0.4)      (4.7)      (2.2)
---------------------------------------------------------------------------------------------------------------------
      Total loans charged off                                      (49.8)     (49.3)     (47.5)     (53.0)     (49.8)
  Recoveries of loans previously charged off:
    SFR and SFR construction                                         0.3        0.8        0.1        1.4        0.5
    Second mortgage and other consumer:
        Banking subsidiaries                                         0.7        1.0        0.8        0.8        1.0
        Washington Mutual Finance                                    4.4        4.3        4.4        4.0        3.8
    Specialty mortgage finance                                         -          -        0.5        0.3          -
    Commercial business                                              0.3        0.4        0.2        0.2        0.1
    Commercial real estate:
        Apartment buildings                                          0.8          -        0.5        1.4        0.7
        Other commercial real estate                                 0.4        0.3          -        0.1        0.7
--------------------------------------------------------------------------------------------------------------------
      Total recoveries of loans previously charged off               6.9        6.8        6.5        8.2        6.8
--------------------------------------------------------------------------------------------------------------------
         Net charge offs                                           (42.9)     (42.5)     (41.0)     (44.8)     (43.0)
--------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                       $1,011.8   $1,009.7   $1,025.2   $1,041.9   $1,051.4
====================================================================================================================
  Net charge offs (annualized) as a percentage of average loans     0.14%      0.15%      0.14%      0.15%      0.15%


(1)  Allowance is due to loan sales and securitizations during the applicable quarters.


WM - 18


                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)



                                                      Sept. 30,    June 30,   Sept. 30,
                                                          2000        2000        1999
---------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES AS A PERCENTAGE OF:
      Nonaccrual loans                                     121%        126%        126%
      Nonperforming assets                                 102         104          99

Changes in the liability for losses on loans securitized with recourse and retained or sold, included in "Other liabilities," were as follows:


RECOURSE LIABILITY
  Balance, beginning of quarter                         $106.3      $109.5      $122.0
  Charge offs, net of provision for recourse losses       (0.2)       (3.2)       (5.0)
---------------------------------------------------------------------------------------
  Balance, end of quarter                               $106.1      $106.3      $117.0
=======================================================================================

The total loss coverage represents the reserve for loan losses and recourse liability as a percentage of nonaccrual loans:

  Total loss coverage percentage                           134%        139%        140%


WM - 19




                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                     Sept. 30, 2000   June 30, 2000   Sept. 30, 1999
----------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS ("NPAS")
  Nonaccrual loans:
    SFR and SFR construction                                 $551.7          $545.6          $ 659.7
    Second mortgage and other consumer:
        Banking subsidiaries                                   41.6            38.1             45.6
        Washington Mutual Finance                              62.1            61.2             52.3
    Specialty mortgage finance                                131.3           104.2              6.9
    Commercial business                                        14.1            15.7             12.5
    Commercial real estate:
        Apartment buildings                                     8.6            14.5             34.1
        Other commercial real estate                           27.3            22.2             23.7
----------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                 836.7           801.5            834.8
  Foreclosed assets:
    SFR and SFR construction                                  104.6           119.5            172.7
    Second mortgage and other consumer:
        Banking subsidiaries                                   17.4            16.4              9.5
        Washington Mutual Finance                               6.1             6.3              2.8
    Specialty mortgage finance                                 16.1             8.5                -
    Commercial real estate:
       Apartment buildings                                      1.3             2.4             12.9
       Other commercial real estate                            11.1            19.0             24.8
----------------------------------------------------------------------------------------------------
       Net foreclosed assets                                  156.6           172.1            222.7
----------------------------------------------------------------------------------------------------
       Total NPAs                                            $993.3          $973.6         $1,057.5
====================================================================================================

  NPAs by property type:
    SFR and SFR construction                                 $656.3          $665.1          $ 832.4
    Second mortgage and other consumer:
        Banking subsidiaries                                   59.0            54.5             55.1
        Washington Mutual Finance                              68.2            67.5             55.1
    Specialty mortgage finance                                147.4           112.7              6.9
    Commercial business                                        14.1            15.7             12.5
    Commercial real estate:
       Apartment buildings                                      9.9            16.9             47.0
       Other commercial real estate                            38.4            41.2             48.5
----------------------------------------------------------------------------------------------------
       Total NPAs                                            $993.3          $973.6         $1,057.5
====================================================================================================

  NPAs as a percentage of :
    Total loans                                                0.82%           0.85%            0.88%
    Total loans and recourse loans and recourse MBS            0.70            0.72             0.73
    Total assets                                               0.52            0.52             0.58
